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                                                                   EXHIBIT 10.20



                                     FORM OF

                               SECURITY AGREEMENT



         1.       Recitals.

         [______________________], a [___________] corporation (together with its successors and assigns, "Pledgor"), the lending institutions listed on Annex I to the Credit Agreement, as hereinafter defined (collectively, "Lenders" and, individually, "Lender"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders ("Administrative Agent"), are parties to the Credit Agreement.

         Pledgor understands that the Lenders are willing to continue to grant the financial accommodations to Pledgor pursuant to the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Administrative Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Security Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation granted to Pledgor by the Lenders and for other valuable considerations.

         2. Definitions. Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement. Unless otherwise defined in this Section 2, terms that are defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean (a) all of Pledgor's accounts, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b)(i) any right to payment now or hereafter owing to Pledgor (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by Pledgor, by reason of any services formerly, now or hereafter rendered by or on behalf of Pledgor or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise; (ii) the security, if any, for such right to payment; (iii) Pledgor's right, title and interest (including, without limitation, all of Pledgor's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, that is the subject of such right to payment; and (iv) all books and records pertaining to such right to payment; and (c) all proceeds of any of the foregoing, irrespective of the form or kind thereof.
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         "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

         "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Pledgor with Administrative Agent, without liability by Administrative Agent or the Lenders to pay interest thereon, from which account Administrative Agent shall have the exclusive right to withdraw funds until all of the Obligations is paid in full.

         "Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Administrative Agent or any Lender.

         "Collateral" shall mean all of Pledgor's existing and future (a) personal property; (b) Accounts, Investment Property, letter-of-credit rights, contract rights, instruments, chattel paper, documents, General Intangibles, Inventory and Equipment; (c) funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) Cash Security; and (e) Proceeds, products, profits, and rents of any of (a) through (d) above.

         "Credit Agreement" shall mean the Credit Agreement executed by and between Pledgor, Administrative Agent and the Lenders, dated as of the 1st day of May, 1998, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Deposit Account" shall mean (a) a deposit account, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, (b) any other deposit account, and (c) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

         "Equipment" shall mean all of Pledgor's (a) equipment, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, including without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings; (b) goods that are used or bought for use primarily in Pledgor's business; (c) goods that are not consumer goods, farm products (as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time), or Inventory; and (d) substitutes or replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (c) above.

         "Event of Default" shall mean an event or condition that constitutes an Event of Default, as defined in Section 16.1 of this Agreement.

         "General Intangibles" shall mean all of Pledgor's (a) general intangibles, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) choses in action, causes of action, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, goodwill, computer software, rights to indemnification and tax refunds; and (c) Proceeds of any of the foregoing, irrespective of the form or kind thereof.



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         "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Pledgor or any Eligible Subsidiary with Administrative Agent or any of the Lenders, or any of their respective affiliates, in connection with the Obligations.

         "Inventory" shall mean all of Pledgor's (a) inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) goods that are raw materials; (c) goods that are work-in-process; (d) goods that are materials used or consumed in the ordinary course of Pledgor's business; (e) goods that are, in the ordinary course of Pledgor's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) substitutes and replacements for, and parts, accessories, additions, attachments or accessions to (a) through (e) above.

         "Investment Property" shall mean all of Pledgor's investment property, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

         "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         "Obligations" shall mean, collectively, (a) all Loans and Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Pledgor or any Eligible Subsidiary to Administrative Agent or any Lender pursuant to the Credit Agreement and any Note executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Pledgor to Administrative Agent or any Lender pursuant to the Credit Agreement; (e) all obligations and liabilities of Pledgor now existing or hereafter incurred to Administrative Agent or any Lender (or any affiliate of such Lender) under, arising out of, or in connection with any Hedge Agreement; (f) every other liability, now or hereafter owing to Administrative Agent or any Lender by Pledgor or any Eligible Subsidiary pursuant to the Credit Agreement or any other Credit Document; and
(g) all Related Expenses.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Administrative Agent and the Lenders to Proceeds specifically set


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forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Administrative Agent or any Lender to Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

         "Related Expenses" shall mean any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Administrative Agent, or imposed upon or asserted against Administrative Agent or any Lender, in any attempt by Administrative Agent and the Lenders to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Pledgor or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

         3. Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that Administrative Agent shall at all times have, and hereby grants to Administrative Agent, for the benefit of the Lenders, a security interest in and an assignment of all of the Collateral, including (without limitation) all of Pledgor's future Collateral, irrespective of any lack of knowledge by Administrative Agent or the Lenders of the creation or acquisition thereof.

         4. Representations and Warranties. Pledgor hereby represents and warrants to Administrative Agent and each Lender as follows:

         4.1. Pledgor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.

         4.2. Pledgor has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Pledgor's behalf have been duly authorized to execute and deliver this Agreement and to execute and file appropriate financing statements in respect hereof. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

         4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Pledgor's certificate (or articles) of incorporation and bylaws (or regulations) or of any other writing binding upon Pledgor in any manner.

         4.4. Pledgor's principal place of business and the location where Pledgor keeps records in respect of the Accounts are set forth on Schedule 4.4 hereto. Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 4.4 hereto. Pledgor's


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taxpayer identification number and organizational identification number (if any)
are set forth on Schedule 4.4 hereto.

         4.5. Pledgor has furnished its most recent financial statements to Administrative Agent and such financial statements are true and complete, have been prepared in accordance with generally accepted accounting principles, in a manner consistent with that used for the immediately preceding fiscal period, and fairly present Pledgor's financial condition as of the date of such financial statements and the results of Pledgor's operations for the period then ending. Since such date, there has been no material adverse change in Pledgor's financial condition, business and properties other than such changes, if any, as have been specifically disclosed to Administrative Agent in writing.

         4.6. At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement or as set forth on Schedule 4.6 hereto, (a) there is no financing statement outstanding covering the Collateral, or any part thereof, other than a financing statement in favor of Administrative Agent, for the benefit of the Lenders; (b) none of the Collateral is subject to any security interest or Lien of any kind other than the security interest herein granted to Administrative Agent, for the benefit of the Lenders, or previously granted to Administrative Agent, for the benefit of the Lenders; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. financing statements being executed in connection herewith, Administrative Agent will have, for the benefit of the Lenders, a valid and enforceable first security interest in the Collateral; and (e) Pledgor has not entered into any contract or agreement that would prohibit Administrative Agent and the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Pledgor.

         4.7. Pledgor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Pledgor has incurred to the Lenders. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Administrative Agent or any other documents executed and delivered to Administrative Agent or the Lenders in connection herewith. Pledgor has not engaged, nor is Pledgor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         4.8. At the execution and delivery hereof, no Event of Default will exist.

         5. Insurance. Pledgor shall at all times maintain insurance upon the Inventory, Equipment and other personal and real property in such form, written by Pledgor, in such amounts, for such period, and against such risks as may be reasonably acceptable to Administrative Agent, with provisions satisfactory to Administrative Agent, for payment of all losses thereunder to Administrative Agent, for the benefit of the Lenders, and Pledgor as its interest may appear (loss payable endorsement in favor of Administrative Agent, for the benefit of Lenders), and, if required by Administrative Agent, Pledgor shall deposit the policies with Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Administrative Agent. Any sums received by


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Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Administrative Agent, be held as Collateral or may be delivered to Pledgor, as appropriate, for the purpose of replacing, repairing, or restoring the insured property. Any sums received by Administrative Agent, for the benefit of Lenders, in payment of insurance losses, returns, or unearned premiums under the policies shall be applied in accordance with the Credit Agreement. In the event of failure to provide such insurance as herein provided, Administrative Agent may, at its option, provide such insurance and Pledgor shall pay to Administrative Agent, upon demand, the cost thereof. Should Pledgor fail to pay such sum to Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full. Within ten (10) days of any Lender's written request, Pledgor shall furnish to such Lender such information about Pledgor's insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by a an officer of Pledgor.

         6.       Taxes and Other Pledgor Obligations. Pledgor shall pay in full
(a) all taxes, assessments and governmental charges and levies in accordance with Section 8.4 of the Credit Agreement; (b) all of its wage obligations to its employees in accordance with applicable law; (c) all obligations under the Employees Retirement Income Security Act of 1974, as amended from time to time, in accordance with applicable law; and (d) all of Pledgor's other obligations calling for the payment of money in accordance with any agreement or law applicable thereto.

         7. Corporate Names and Location of Collateral. Pledgor shall not change its name, unless, in each case, Pledgor shall provide Administrative Agent with at least thirty (30) days prior written notice thereof. Pledgor shall not use trade names, assumed names or fictitious names without giving Administrative Agent at least thirty (30) days prior written notice thereof. Pledgor shall also provide Administrative Agent with at least thirty (30) days prior written notification of (a) any change in any location where any of the Inventory or Equipment is maintained, and any new locations where any of the Inventory or Equipment is to be maintained; (b) any change in the location of the office where the records pertaining to the Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in Pledgor's chief executive office or state of organization. In the event of any of the foregoing or as a result of any change of applicable law with respect to the taking of security interests, Pledgor hereby authorizes Administrative Agent to file new U.C.C. financing statements (and Pledgor agrees that Administrative Agent may, where applicable, execute and deliver the same as Pledgor's irrevocable attorney-in-fact) describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Administrative Agent's sole discretion, to perfect or continue perfected the security interest of Administrative Agent, for the benefit of the Lenders, in the Collateral, based upon such new places of business or names or such change in applicable law or state of organization, and Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Administrative Agent therefor if Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

         8. Notice. Pledgor shall give Administrative Agent prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the


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nonpayment or underpayment of any tax by Pledgor or threaten to make any assessment in respect thereof.

         9. Financial Records. Pledgor shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices, numbered consecutively in chronological order, for all of the Accounts; (b) render to Administrative Agent, forthwith upon each request of Administrative Agent or any Lender, such financial statements of Pledgor's financial condition and operations, including but not limited to Pledgor's tax returns, and such reports of the Accounts, as Administrative Agent or any Lender may from time to time request; (c) give Administrative Agent prompt written notice whenever any Account Debtor shall become in default in any manner or assert any defense or offset and whenever any other event, omission, condition or thing having a material adverse effect on any Account shall occur or arise; and (d) forward to Administrative Agent, upon request of Administrative Agent or any Lender, whenever made, (i) invoices, sales journals or other documents satisfactory to Administrative Agent or such Lender, as the case may be, that summarize the Accounts, certified by an officer of Pledgor, (ii) within the time specified by Administrative Agent, an aging report of the Accounts then outstanding setting forth, in such form and detail and with such representations and warranties as Administrative Agent or such Lender may from time to time require, the unpaid balances of all invoices billed respectively during that period and during each of the three (3) next preceding periods, and certified by an officer of Pledgor, and (iii) with respect to the Inventory and any other Collateral, such reports and other documents that are satisfactory to Administrative Agent and the Lenders.

         10. Transfers, Liens and Modifications Regarding Collateral. Except as specifically permitted in Section 14 hereof, Pledgor shall not, without Administrative Agent's prior written consent, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Administrative Agent, for the benefit of the Lenders; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts.

         11.      Collateral. Pledgor shall:

         (a) at all reasonable times allow Administrative Agent by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Pledgor's books and other records, including, without limitation, the tax returns of Pledgor, (ii) arrange for verification of the Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect the Inventory and Equipment, wherever located;

         (b) promptly furnish to Administrative Agent and the Lenders, upon request, (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Administrative Agent may request;



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         (c)      notify Administrative Agent in writing immediately upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any state, county, city or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business that is located in a foreign country;

         (d) mark its books and records of Accounts to indicate the security interest granted to Administrative Agent, for the benefit of the Lenders, hereunder;

         (e) immediately notify Administrative Agent in writing of any information that Pledgor has or may receive with respect to the Collateral that might in any manner materially and adversely affect the value thereof or the rights of Administrative Agent or the Lenders with respect thereto;

         (f) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Administrative Agent of any additions to or deletions from the Equipment; and

         (g) upon request of Administrative Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Administrative Agent or the Lenders may from time to time deem necessary or appropriate, including, without limitation, financing statements and chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Administrative Agent and the Lenders their rights hereunder and in or to the Collateral.

If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment, Pledgor shall, upon request of Administrative Agent, (i) execute and deliver to Administrative Agent a short form security agreement, in form and substance satisfactory to Administrative Agent, and (ii) deliver such certificate or application to Administrative Agent and cause the interests of Administrative Agent, on behalf of the Lenders, to be properly noted thereon. Pledgor hereby authorizes Administrative Agent or Administrative Agent's designated agent (but without obligation by Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default hereunder), and Pledgor shall promptly repay, reimburse and indemnify Administrative Agent for any and all Related Expenses. If Pledgor fails to keep and maintain the Equipment in good operating condition, Administrative Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Administrative Agent upon demand therefor.

         12. Collections and Receipt of Proceeds by Pledgor. Prior to exercise by Administrative Agent and the Required Lenders of their rights under this Agreement, both (a) the lawful collection and enforcement of all of the Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of the Accounts and Inventory shall be as the agent of Administrative Agent and the Lenders. Upon written notice to Pledgor from Administrative Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Pledgor at the main office of Administrative Agent and all such lawful collections of the Accounts and such Proceeds of the Accounts and Inventory shall be remitted daily by Pledgor to


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Administrative Agent in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from Administrative Agent, Pledgor shall not commingle such collections or Proceeds with any of Pledgor's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Administrative Agent, for the benefit of the Lenders. In such case, Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Administrative Agent on its warranties of collection, Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with Administrative Agent, and, in any event, retain the same and Pledgor's interest therein as additional security for the Obligations. Administrative Agent may, in its sole discretion, at any time and from time to time (provided that, after an Event of Default has occurred, Administrative Agent shall only do so with the consent of the Required Lenders), release funds from the Cash Collateral Account to Pledgor for use in Pledgor's business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Obligations. At Administrative Agent's request, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Administrative Agent's customary lock box agreement.

         13. Collections and Receipt of Proceeds by Administrative Agent. Administrative Agent shall at all times have the right, but not the duty, after the occurrence of an Event of Default, to collect and enforce any or all of the Accounts as Administrative Agent may deem advisable and, if Administrative Agent shall at any time or times elect to do so in whole or in part, Administrative Agent shall not be liable to Pledgor except for willful misconduct, if any. Pledgor hereby constitutes and appoints Administrative Agent, or Administrative Agent's designated agent, as Pledgor's attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the
Obligations:

         (a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in Administrative Agent's name or Pledgor's name, any and all of Pledgor's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

         (b) to transmit to Account Debtors, on any or all of the Accounts, notice of assignment to Administrative Agent, for the benefit of the Lenders, thereof and the security interest of Administrative Agent, for the benefit of the Lenders, and to request from such


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Account Debtors at any time, in Administrative Agent's name or in Pledgor's name, information concerning the Accounts and the amounts owing thereon;

         (c) to transmit to purchasers of any or all the Inventory, notice of the security interest of Administrative Agent, for the benefit of the Lenders, and to request from such purchasers at any time, in Administrative Agent's name or in Pledgor's name, information concerning the Inventory and the amounts owing thereon by such purchasers;

         (d) to notify and require Account Debtors on the Accounts and purchasers of the Inventory to make payment of their indebtedness directly to Administrative Agent, for the benefit of the Lenders;

         (e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as Administrative Agent, in its sole discretion, may deem to be advisable;

         (f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in Administrative Agent's own name or in Pledgor's name, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance requested by Administrative Agent in respect of the foregoing, all at no cost or expense to Administrative Agent or the Lenders and including, without limitation, the furnishing of such witnesses and of such records and other writings as Administrative Agent may require in connection with making legal proof of any Account. Pledgor agrees to reimburse Administrative Agent and the Lenders in full for all court costs and attorneys' fees and every other cost, expense or liability, if any, incurred or paid by Administrative Agent or the Lenders in connection with the foregoing, which obligation of Pledgor shall constitute Obligations, shall be secured by the Collateral and shall bear interest until paid; and

         (g) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Administrative Agent, to apply them as a payment on the Obligations.

         14. Use of Inventory and Equipment. Until an Event of Default shall occur, Pledgor may (a) retain possession of and use the Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business, provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of any indebtedness; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor's business.

         15. Returned or Repossessed Property. If any merchandise or other property the subject of any Account shall for any reason be returned to or repossessed by Pledgor in any manner, Administrative Agent shall have, for the benefit of the Lenders, a security interest in such property as security for the Obligations. Pledgor shall receive the same in trust for Administrative Agent, and upon Administrative Agent's request whenever made, segregate such property and label the same as being held for Administrative Agent and immediately give


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
Administrative Agent a detailed written notice of such return or repossession and the reason therefor. Pledgor further agrees that, upon demand from Administrative Agent, Pledgor shall forthwith pay to Administrative Agent, in cash, an amount equal to each Account relating to any returned or repossessed property, provided that Administrative Agent shall thereupon release such Account and said property to Pledgor and apply such payment to the Obligations in such order and by such division as Administrative Agent shall deem advisable.

         16.      Default and Remedies.

         16.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Credit Agreement, shall occur under the Credit Agreement; (b) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (c) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders pursuant hereto.

         16.2. Upon the occurrence of an Event of Default hereunder, and at all times thereafter, Administrative Agent and the Lenders shall have the rights and remedies of a secured party under the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other Credit Document or otherwise provided in law or equity. Administrative Agent may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to Administrative Agent at a reasonably convenient place to be designated by Administrative Agent. Administrative Agent may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Administrative Agent may deem advisable, Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Administrative Agent shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement,


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
Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Administrative Agent in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Administrative Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

         17. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Administrative Agent or the Lenders may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Administrative Agent or the Lenders in respect of, nor any omission or delay by Administrative Agent or the Lenders in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Administrative Agent and the Lenders may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Administrative Agent and the Required Lenders may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Administrative Agent or the Lenders or be binding upon Administrative Agent or the Lenders in any case unless specifically granted by Administrative Agent in writing, and each such writing shall be strictly construed. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Pledgor hereby authorizes Administrative Agent to file financing statements with respect to the Collateral, including financing statements that describe the Collateral as "all assets" or "all personal property". A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         18. Notice. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to Pledgor, at the address specified on the signature page of this Agreement, if to any Lender, at its address specified for such Lender on Annex I to the Credit Agreement, and if to Administrative Agent, at the Notice Office, as defined in the Credit Agreement; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         19. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor, Administrative Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         20. Successors and Assigns. This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Administrative Agent on behalf of and for the benefit of the Lenders and their respective successors and assigns.

         21. Termination. At such time as the Obligations shall have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Administrative Agent and the Lenders, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Administrative Agent shall promptly execute and deliver to Pledgor appropriate termination statements.

         22. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.


                 [Remainder of page intentionally left blank.]

         23. JURY TRIAL WAIVER. PLEDGOR, ADMINISTRATIVE AGENT AND THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, ANY ELIGIBLE SUBSIDIARY, ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         Executed as of the _____ day of August, 2001 at Cleveland, Ohio.


         Address: _________________________      [__________________________]
                  _________________________
                  _________________________      By:___________________________
                                                 Name:_________________________
                                                 Title:________________________





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
                                  Schedule 4.4

                                   (Locations)

Principal Place of Business:

______________________________
______________________________
______________________________



Other Collateral Locations:


______________________________
______________________________
______________________________
______________________________
______________________________
______________________________


Taxpayer Identification Number:


______________________________



Organizational Identification Number:


______________________________
(If none, please indicate "none")






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
                                  Schedule 4.6

                                (Existing Liens)














                                       16